Exhibit 4.3

FIFTH AMENDMENT

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of July 1, 2005, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement” ); and

WHEREAS, the Borrowers and Agent have agreed to certain amendments as set forth herein;

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendment to Section 6.17.  Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.17  Real Estate Purchases.  No Credit Party shall purchase a fee simple ownership interest in Real Estate with an aggregate purchase price in excess of $500,000 (except for the purchase of that certain residential property located at 1056 Greystone Manor Parkway, Chesterfield, Missouri 63005, for up to $810,000 by Holdings; provided, however, that such property is sold by August 31, 2005 for the same purchase price paid by Holdings).”

2.             Supplement to Schedule 3.8.  Schedule 3.8 of the Credit Agreement is hereby supplemented to add the information as provided on Schedule 3.8 attached hereto.

3.             Representations and Warranties of Credit Parties.  The Credit Parties represent and warrant that:

(a)           the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)           after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

4.             Conditions To Effectiveness.  This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):

(a)           execution and delivery of this Amendment by the Requisite Lenders and the Credit Parties; and

(b)           the Agent shall have received a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to Agent, to that certain Second Lien Credit Agreement, dated as of July 29, 2004 (the “SCIL Agreement”), by and among the Borrowers, Credit Suisse First Boston and the other Persons signatory thereto; and

(c)           payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

5.             Reference To And Effect Upon The Credit Agreement.

(a)           The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,”  “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

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6.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

7.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

9.             Reaffirmation of Guaranties.  The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:	/s/ Dennis W. Cloud
Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

STOODY COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

PROTIP CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

C&G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	VP, Secretary & General Counsel

SCHEDULE 3.8

SUPPLEMENT TO SCHEDULE 3.8

to

CREDIT AGREEMENT

Legal Name	Jurisdiction of Organization	# of Authorized Shares by Class	# of Outstanding Shares by Class	% Ownership of Outstanding Shares
Ningbo Thermadyne Cutting & Welding Equipment Manufacturing Company, LTD	People’s Republic of China	n/a	n/a	100% by Thermadyne Holdings Corporation